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                                                                   EXHIBIT 10.21



                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement"), which is effective as of November 30, 2001, is between Lipid Sciences, Inc., an Arizona corporation (the "Company"), and Randy Stolworthy ("Employee"), who agree as follows. The Company and Employee are hereinafter collectively referred to as the "Parties," and may individually be referred to as a "Party."

                                    RECITALS

      A. The Company desires assurance of the continuing services of Employee in order to retain Employee's experience, skills, abilities, background and knowledge, and is willing to engage Employee's services on the terms and conditions set forth in this Agreement; and

      B. Employee desires to be in the employ of the Company and is willing to accept this employment on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

      1. EMPLOYMENT.

            1.1 The Company will employ Employee, and Employee hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement, effective as of the date first set forth above ("Effective Date"), for the term of one year from the Effective Date. This Agreement will automatically be renewed for the term of one year unless either party gives notice to the other at least 60 days prior to the expiration of the then current term of employment of such party's intention not to renew.

            1.2 Employee will be the President for the Company's real estate and lending subsidiaries. Employee will directly report to the President and Chief Executive Officer of the Company. In addition, employee will interface directly with the Company's Chief Financial Officer regarding day-to-day operations of the real estate and lending subsidiaries. One such subsidiary may be the actual employer of Employee for payroll, benefits, and tax reporting purposes.

            1.3 Employee will do and perform all services, acts or things necessary or advisable to properly perform the functions of his position, provided, however, that at all times during his employment, Employee will be subject to the direction of the President.

      2. LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

            2.1 During his employment by the Company, Employee will devote substantially all of business employment, interest, abilities and productive time to the proper and efficient performance of his duties under this Agreement.


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            2.2 During his employment by the Company, Employee may not engage in competition with the Company or its subsidiaries, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products that are in the same field of use or which otherwise directly compete with the products or proposed products of the Company or its subsidiaries.

      3. COMPENSATION OF EMPLOYEE.

            3.1 The Company will pay Employee a salary of three hundred, twenty-four thousand dollars ($324,000.00) per year ("Base Salary"), payable in regular semi-monthly payments in accordance with Company policy. Such salary will be prorated for any partial year of employment on the basis of a 365-day fiscal year.

            3.2 Employee's compensation may be increased, but not decreased, from time to time by mutual agreement of Employee and the Company.

            3.3 All of Employee's compensation is subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

            3.4 Employee will, in the discretion of the Board and in accordance with Company policy, be entitled to participate in benefits under any employee benefit plan or arrangement made available by the Company now or in the future to its employees; provided, however, that such benefits and plans shall, at all times, be economically equivalent or superior to those maintained by the Company during June 2001, and shall include at a minimum medical, dental, vision, life, and disability insurance. The Company shall continue to pay the same proportion of premiums for such insurance as were paid by the Company in June 2001. Insurance policies in place as of June 2001 shall be maintained until at least their current expiration dates. Employee will be entitled to vacation and sick leave in accordance with the policies in effect in June 2001.

            3.5 Employee's performance will be reviewed by his supervisor on a periodic basis (not less than once each fiscal year). Employee will be reviewed within 12 months of commencing employment hereunder.

            3.6 Employee is entitled to receive prompt reimbursement of all reasonable expenses incurred by Employee in performing Company services, including expenses related to travel, entertainment, parking, and business meetings. These expenses will be accounted for in accordance with the policies and procedures established by the Company. The Company will continue to provide Company credit cards, telephone cards, and cellular telephones for reasonable business use. Employee will provide the Company adequate documentation that such expenses are related to reasonable business use.

            3.7 Employee is entitled to time off and reimbursement for the costs of continuing or professional education and development relative to Employee's job or professional designations, consistent with Company policies.


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      4. TERMINATION. Either party may terminate this Agreement and Employee's employment without cause, upon thirty (30) days written notice. Upon termination, the Company will be released from any and all obligations under this Agreement, except if the Employee's employment is involuntarily terminated by the Company other than for Cause, or if by mutual agreement under the terms in EXHIBIT B, or if the Company gives notice that it does not intend to renew this Agreement, as provided for in Section 1.1, then Employee will be paid a severance amount equal to $216,000.00. Such severance shall be paid in substantially equal semi-monthly installments over a period of twelve (12) months. In addition, the Company will continue to pay the amounts set forth in paragraph 3.4 above for health, dental, life and other insurance programs for a period of twelve (12) months, after which time the Employee will have available the full 18 months provided under COBRA. If Employee is dismissed for Cause, no severance or continuation of insurance shall be paid to Employee. For purposes of this Agreement, "Cause" means Employee is dismissed for fraud, theft, embezzlement, industrial espionage, illegal use of inside information, or similar matters that are detrimental to the Company, or for the willful and repeated disregard of Employee's job duties to the detriment of the Company.

      5. CONFIDENTIAL INFORMATION; NONSOLICITATION.

            5.1 Employee recognizes that his employment with the Company will involve contact with information of substantial value to the Company, which is not generally known in the trade, and which gives the Company an advantage over its competitors who do not know or use it, including, but not limited to, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information relating to the business, products, practices and techniques of the Company (hereinafter referred to as "Confidential Information"). Employee will at all times regard and preserve as confidential such Confidential Information obtained by Employee from whatever source and will not, either during his employment with the Company or thereafter, publish or disclose any part of such Confidential Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company; provided, however, that Employee may disclose Confidential Information in the best interest of the Company with properly executed Company confidentiality or secrecy agreements with the third party. As a condition of this Agreement, the Employee will sign and return a copy of the Company's Proprietary Information and Inventions Agreement, attached as EXHIBIT A.

            5.2 While employed by the Company and for one (1) year thereafter, in order to protect the Company's confidential and proprietary information from unauthorized use, Employee may not, either directly or through others, (i) solicit or attempt to solicit any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or (ii) solicit or attempt to solicit the business of any customer, vendor or distributor of the Company which, at the time of termination, or one (1) year immediately prior thereto, was listed on the Company's customer, vendor or distributor list unless such a solicitation is with respect to an entity or business that is not in direct competition with the Company.


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      6. SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, or consolidation) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

      7. ASSIGNMENT AND BINDING EFFECT. This Agreement is binding on and inures to the benefit of Employee and Employee's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of Employee's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement are assignable by Employee. This Agreement is binding on and inures to the benefit of the Company and its successors, assigns and legal representatives. Except as to the Option set forth under Section 3.6, the Company may assign its rights and obligations under this Agreement to any of its subsidiaries.

      8. NOTICES. All notices or demands of any kind required or permitted to be given by the Company or Employee under this Agreement will be given in writing and will be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid to the addresses set forth under the signatures of the Parties.

      9. CHOICE OF LAW. This Agreement will be construed and interpreted in accordance with the laws of the State of Arizona, without regard to the conflict of laws provision thereof.

      10. INTEGRATION. This Agreement contains the complete, final and exclusive agreement of the Parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the Parties.

      11. AMENDMENT. This Agreement may not be amended or modified except by a written agreement signed by Employee and the Company.

      12. WAIVER. No term, covenant or condition of this Agreement or any breach thereof will be deemed waived, except with the written consent of the Party against whom the waiver is claimed, and any waiver of any such term, covenant, condition or breach will not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

      13. SEVERABILITY. The finding by a court of competent jurisdiction of the enforceability, invalidity or illegality of any provision of this Agreement will not render any other provision of this Agreement unenforceable, invalid or illegal. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

      14. INTERPRETATION; CONSTRUCTION. The headings set forth in this Agreement are for convenience of reference only and will not be used in interpreting this Agreement. Employee has been encouraged to consult with his own independent counsel and


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tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and/or its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

      15. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants that, to the best of Employee's knowledge, he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreements between Employee and any other person or entity.

      16. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which will be deemed an original, all of which together will constitute one and the same instrument.

      17. ATTORNEYS' FEES AND COSTS. The prevailing party in any dispute arising out of this Agreement will be entitled to reimbursement by the losing party of all of its or his attorneys' fees and costs including, but not limited to expert's fees.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

THE COMPANY:                            LIPID SCIENCES, INC.
                                          An Arizona corporation

                                        By:   /s/ Barry D. Michaels
                                            ------------------------------------
                                            Barry D. Michaels, CFO
                                            Lipid Sciences, Inc.
                                            7068 Koll Center Parkway, Suite 401
                                            Pleasanton, California  94566

EMPLOYEE:                                     /s/ Randy Stolworthy
                                        ----------------------------------------
                                            Randy Stolworthy


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                              EMPLOYMENT AGREEMENT

                                    EXHIBIT B

If Randy Stolworthy and the Company mutually agree that his services are no longer required on a routine and regular basis, then his employment may be immediately terminated provided:

      1. He will be provided termination benefits as provided in Section 4 of his employment agreement as if his employment had been involuntarily terminated other than for Cause.

      2. In consideration for the termination benefits provided he will continue to provide service to the Company, as and when requested by the Company, specific to the disposition of NZ assets.

      3. He will provide his best efforts to secure terms favorable to the Company in all matters related to the disposition of NZ assets.

      4. The Company will compensate Mr. Stolworthy $150 per hour for all personal services requested of him by the Company. In addition, the Company will reimburse him for reasonable out-of-pocket expenses directly related to Mr. Stolworthy providing post employment service to the Company.

In consideration for the cash payments and other benefits given to Mr. Stolworthy as a result of this agreement, his obligation to provide as-needed service to the Company shall remain in force until all pre-merger NZ assets have been disposed or until such time as the parties mutually agree to end his obligations, which obligations Mr. Stolworthy recognizes may extend beyond the term of the payments payable to him under Section 4 of the Employment Agreement.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

THE COMPANY:                            LIPID SCIENCES, INC.
                                          An Arizona corporation

                                        By:   /s/ Barry D. Michaels
                                            ------------------------------------
                                            Barry D. Michaels, CFO
                                            Lipid Sciences, Inc.
                                            7068 Koll Center Parkway, Suite 401
                                            Pleasanton, California  94566

EMPLOYEE:                                     /s/ Randy Stolworthy
                                        ----------------------------------------
                                            Randy Stolworthy

                                        Notification Address: